SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 15, 2008 (May 13, 2008)

RUBIO’S RESTAURANTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-26125	33-0100303
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1902 Wright Place, Suite 300, Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:      (760) 929-8226

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The discussion below in Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 13, 2008, Rubio’s Restaurants, Inc. (the “Company,” “we” or “our”) entered into a $20 million secured credit facility with Pacific Western Bank (“Lender”) pursuant to the terms of two separate loan agreements (collectively, the “Credit Agreements”). The first Credit Agreement provides the Company with a $15 million non-revolving line of credit (the “Guidance Line”); and the second Credit Agreement provides the Company with a $5 million revolving line of credit, which contains a $4 million sub-feature for the issuance of standby letters of credit (the “Revolving Line”). Borrowings under the Guidance Line and the Revolving Line bear interest at a rate equal to the Lender’s prime rate as in effect from time to time, plus 0.25%.

The Company may take advances against the Guidance Line and the Revolving Line for a period of twenty-four months. Once the Company repays an advance under the Guidance Line, it may not re-borrow the funds. The Company is required to repay each advance under the Guidance Line over a maximum term of 57 months, with interest only payable for the first nine months and the principal and interest payable in equal installments over the next 48 months. The Company is required to repay accrued interest on all outstanding advances under the Revolving Line on a monthly basis, and all outstanding principal plus all accrued unpaid interest on May 13, 2010.

The Credit Agreements contain customary representations and warranties and affirmative, negative, financial and compliance covenants, including covenants limiting our ability to incur additional liens, incur additional debt, make investments, dispose of our assets and pay dividends other than those payable in our stock.

The Credit Agreements contain customary events of default that entitle the Lender to accelerate our obligations and require the repayment of our outstanding indebtedness. The events of default, include, among other events: the breach of our payment obligations or covenants, defaults on our arrangements with other parties that materially affect our financial condition or ability to repay our indebtedness to Lender, the commencement of dissolution or insolvency proceedings, a change of control, minimum market capitalization requirements and a material adverse change in our financial condition as determined by Lender in its commercially reasonable discretion.

To secure our borrowings under the Credit Agreements, we have provided Lender a security interest in all property described in the Credit Agreements as “Collateral,” subject to customary permitted liens and other agreed upon exceptions. All of our obligations under the Credit Agreements are guaranteed by our subsidiaries, Rubio's Promotions, Inc., an Arizona corporation, and Rubio's Restaurants of Nevada, Inc., a Nevada corporation. We also agreed to maintain customary liability insurance, with Lender listed as an additional insured party.

Item 7.01. Regulation FD Disclosure.

The disclosure set forth in this report under Item 2.03 is incorporated herein by reference.

On May 14, 2008, we issued a press release relating to the Credit Agreements. A copy of the press release is furnished herewith as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, this information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Press Release, dated May 14, 2008, relating to our new Credit Agreements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 15, 2008

RUBIO’S RESTAURANTS, INC.

By:	/s/ Frank Henigman
Frank Henigman Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated May 14, 2008, relating to our new Credit Agreements.